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                         INVESTMENT ADVISORY AGREEMENT

    Agreement, dated and effective as of May 15, 1996, between Schroder Asian Growth Fund, Inc., a Maryland corporation (herein referred to as the "Fund") and Schroder Capital Management International Inc., a New York corporation (herein referred to as the "Investment Adviser").

                              W I T N E S S E T H:

    WHEREAS, the Fund is a non-diversified closed-end management company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

    WHEREAS, the Investment Adviser provides investment advice and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is registered with the United Kingdom Investment Management Regulatory Organisation ("IMRO");

    WHEREAS, the Fund has previously retained the Investment Adviser to render investment advisory services to or on behalf of the Fund pursuant to an Investment Advisory Agreement dated and effective as of December 21, 1993 (the "Agreement"); and

    WHEREAS, the Fund and the Investment Adviser desire to amend the Agreement in order to revise the provisions relating to the compensation of the Investment Adviser;

    NOW, THEREFORE, in consideration of the promises and covenants hereinafter contained, the Fund and the Investment Adviser hereby agree as follows:

    1. ENGAGEMENT OF THE INVESTMENT ADVISER. The Fund hereby employs the Investment Adviser to act as the investment adviser to the Fund and to provide the investment advisory services described below, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms and conditions set forth in this Agreement. The Investment Adviser hereby accepts such employment and agrees during such period to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Investment Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority hereunder to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

    2. INVESTMENT ADVISORY SERVICES. Subject always to the Fund's Articles of Incorporation, its Bylaws and its registration statement filed on Form N-2 with the SEC, as such registration statement may be amended from time to time (the "Registration Statement"), the Investment Adviser shall act as investment adviser to the Fund and as such shall furnish continuously an investment program for the Fund consistent with the Fund's investment objective, policies and restrictions. In the performance of its duties hereunder, the Investment Adviser shall:

    (a) determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held in the various securities and assets in which the Fund invests or in cash;

    (b) make decisions for the Fund with respect to foreign currency matters and foreign exchange contracts, having regard to foreign exchange controls, if any;

    (c) advise the Fund in connection with policy decisions to be made by its Board of Directors or any committee thereof with respect to its investments and, as requested, furnish the Fund with research, economic and statistical data in connection with its investments and investment policies;

    (d) submit such reports relating to the valuation of the Fund's securities as the Fund's Board of Directors or the Fund's administrator may reasonably request;

    (e) place orders for the purchase, sale or exchange of portfolio assets for the Fund's accounts with brokers or dealers selected by the Investment Adviser; provided, however, that in connection with the placing of such orders and the selection of such brokers or dealers the Investment Adviser shall seek to
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obtain execution and pricing within the policy guidelines established by the
Fund's Board of Directors and set forth in the Registration Statement of the Fund as in effect from time to time;

    (f) provide information in the possession of the Investment Adviser to the Fund's administrator as the Fund's administrator may request to maintain and preserve the records required by the Investment Company Act;

    (g) obtain and evaluate such information relating to economies, industries, businesses, securities markets and securities as the Investment Adviser may deem necessary or useful in the discharge of its duties hereunder; and

    (h) from time to time, or at any time requested by the Fund's Board of Directors, make reports to the Fund concerning its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund.

    3.  ALLOCATION OF CHARGES AND EXPENSES.

    (a) The Investment Adviser shall pay for maintaining its staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense, maintain the office space, facilities, equipment and personnel that are reasonably necessary to carry out its obligations hereunder. In addition, the Investment Adviser shall pay the reasonable salaries, fees and expenses of such of the Fund's officers and employees (including the Fund's share of payroll taxes) and any fees and expenses of such of the Fund's directors as are directors, officers or employees of the Investment Adviser, provided, however, that the Fund, and not the Investment Adviser, shall bear out-of-pocket travel expenses of directors and officers of the Fund who are directors, officers or employees of the Investment Adviser to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Fund or any committees thereof.

    (b) The Fund assumes and shall pay or cause to be paid fees to the Investment Adviser and the Fund's administrator and all other expenses of the Fund including, without limitation: (i) charges and expenses of any custodian, subcustodian or depositary appointed by the Fund for the safekeeping of its cash, securities or property and fees and expenses of any transfer agent, dividend paying agent and registrar for the Fund; (ii) charges and expenses of accounting and auditing; (iii) expenses and fees associated with registering and qualifying securities issued by the Fund for sale with the SEC and in various states and foreign jurisdictions and expenses of preparing share certificates and other expenses in connection with the issuance, offering or underwriting of securities issued by the Fund, including stock exchange listing fees and freight insurance and other charges in connection with the shipment of the Fund's portfolio securities; (iv) expenses of stationery, preparing, printing and distributing reports, notices and dividends and other documents to the Fund's shareholders, including, without limitation, expenses of tender offers for and repurchases of securities issued by the Fund, in each case, to the extent not borne by the Fund's administrator; (v) interest on any indebtedness of the Fund;
(vi) governmental fees and taxes of the Fund, including any stock transfer tax payable on a portfolio security of the Fund; (vii) brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; (viii) costs of directors' and officers' insurance and fidelity bonds; (ix) compensation and expenses of the directors who are not interested persons of the Investment Adviser, including out-of-pocket travel expenses; (x) costs and expenses incidental to holding meetings of the Board of Directors, or any committees thereof, or meetings of shareholders including out-of-pocket travel expenses of directors and officers of the Fund who are directors, officers or employees of the Investment Adviser to the extent that such expenses relate to attendance at such meetings; (xi) fees for legal, auditing and consulting services and litigation expenses, including settlement or arbitration costs; (xii) dues and expenses incurred in connection with membership in investment company organizations and expenses relating to investor and public relations; and (xiii) costs, expenses and fees incurred in connection with obtaining, maintaining, refinancing or repaying indebtedness. It is understood that the organizational, offering and marketing

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expenses, including accounting, legal and printing expenses and registration fees incurred by the Investment Adviser on behalf of the Fund in connection with the initial public offering of the Fund's securities will be reimbursed to the Investment Adviser by the Fund within the limitations set forth in the Prospectus of the Fund contained in the Fund's Registration Statement.

    4.  COMPENSATION OF THE INVESTMENT ADVISER.

    (a) For the services rendered, the equipment and facilities furnished and expenses assumed by the Investment Adviser, commencing on the date of effectiveness hereof, the Fund shall pay in arrears to the Investment Adviser as of the end of each calendar month a fee in U.S. dollars at an annual rate of (i) 1.00% of the Fund's average weekly net assets (I.E., the average weekly value of the total assets of the Fund minus the sum of liabilities of the Fund) up to and including $300 million; and (ii) 0.85% of the Fund's average weekly net assets in excess of $300 million. For purposes of this calculation, average weekly net assets is determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The net assets for each weekly period are determined by averaging the net assets at the last business day of such weekly period with the net assets at the last business day of the immediately preceding weekly period. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month that this Agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the relevant month as a percentage of the total number of days in such month in order to permit the fee to be calculated in a manner consistent with the calculation of the fee as set forth above. During any period when the determination of net asset value is suspended by the Board of Directors of the Fund, the average net asset value of a share for the last week prior to such suspension shall for this purpose be deemed to be the average net asset value at the close of each succeeding week until it is again determined.

    (b) EXPENSE LIMITATIONS. In the event the operating expenses of the Fund, including amounts payable to the Investment Adviser pursuant to subsection (a) hereof, for any fiscal year of the Fund ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by applicable state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Adviser shall reduce its management fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Fund in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs, including settlement or arbitration costs, and any indemnification related thereto) paid or payable by the Fund. Whenever the expenses of the Fund exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the management fee due to the Investment Adviser. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Investment Adviser's fee shall be applicable.

    5.  LIMITATION OF LIABILITY OF THE INVESTMENT ADVISER.

    (a) The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Investment Adviser" shall include any affiliates of the Investment Adviser performing services for the Fund contemplated hereby and directors, officers and employees of the Investment Adviser as well as that corporation itself.

    (b) The Investment Adviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which it is not

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responsible (E.G., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities).

    (c) The presence of exculpatory language in this Agreement shall not be deemed by the Fund, the Investment Adviser or any other party appointed pursuant to this Agreement, including without limitation any custodian, as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Fund either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws.

    6.  OTHER ACTIVITIES OF THE INVESTMENT ADVISER AND ITS AFFILIATES.

    (a) Nothing herein contained shall prevent the Investment Adviser or any of its affiliates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to that of the Fund; and it is specifically understood that officers, directors and employees of the Investment Adviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will, to the extent feasible, be allocated among the Fund and such clients in a manner believed by the Investment Adviser to be equitable to the Fund and such clients.

    (b) The Investment Adviser reserves the right to grant the use of the name "SCHRODER," or any derivative thereof, to any other investment company or business enterprise. The Investment Adviser reserves the right to withdraw from the Fund the use of the name "SCHRODER" and the use of its registered service mark; at such time of withdrawal of the right to use the name "SCHRODER," the Investment Adviser agrees that the question of continuing this Agreement may be submitted to a vote of the Fund's shareholders. In the event of such withdrawal or the termination of this Agreement, for any reason, the Fund will, on the written request of the Investment Adviser, take such action as may be necessary to change its name and eliminate all reference to the word "SCHRODER" in any form, and will no longer use such registered service mark.

    7. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until the second anniversary of the effective date of this Agreement first set forth above and from year to year thereafter, but only so long as such continuance is approved at least annually by (a) the vote of a majority of the directors of the Fund who are not parties to the Agreement or interested persons of the Investment Adviser or interested persons of any such party (other than as directors of the Fund), cast in person at a meeting called for the purpose of voting on such approval, and (b) the vote of either (i) the Board of Directors of the Fund or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may be terminated at any time, without payment of any penalty, by the Fund either by the vote of the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund on sixty (60) days' written notice to the Investment Adviser, and by the Investment Adviser on sixty (60) days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment by either party. In interpreting the provisions of this Section 7, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "assignment," "interested person" and "voting security") shall be applied.

    8. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by the vote of: (a) the Board of Directors, including a majority of the directors who are not parties to the Agreement or interested persons of the Investment Adviser or interested persons of any such party (other than as directors of the Fund), cast in person at a meeting called for the purpose of voting on such approval and (b) a majority of the outstanding voting securities of the Fund.

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    9.  NOTICE.  Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by fax, with hard copy to follow, and shall be effective upon receipt. Notices and communications shall be given: (a) to the Fund at c/o Schroder Capital Management International Inc., 787 Seventh Avenue, 34th Floor, New York, New York l00l9, Attention: Laura E. Luckyn Malone and (b) to the Investment Adviser at the same address.

    10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

    11. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    The Investment Adviser confirms that the Fund is a "business Customer" as defined by IMRO and is being treated with the same standard of care as an employee benefit plan subject to regulation under the Employment Retirement Income Security Act of 1974, as amended.

    The Fund confirms that it has been provided with independent legal advice on this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                SCHRODER ASIAN GROWTH FUND, INC.

                                By:  /s/ LAURA E. LUCKYN-MALONE
                                     -----------------------------------------
                                     Name:
                                     Title: President

                                SCHRODER CAPITAL MANAGEMENT
                                  INTERNATIONAL INC.

                                By:  /s/ DAVID GIBSON
                                     -----------------------------------------
                                     Name:
                                     Title: Senior Vice President and Director

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